Exhibit 99.1

Equinix Reports Third Quarter 2016 Results

Interconnection and Data Center Leader Delivers 55th Consecutive Quarter of Revenue Growth

- Record quarterly bookings fueled by double-digit growth in financial, cloud and enterprise verticals

- Announces $100M in new expansions in Dallas, Dublin, Frankfurt, Helsinki and Zurich

- Key customer wins include Target, Aetna, PayPal, Lloyd's and J.B Hunt

- Customer deployments across all three global regions represent 55% of total recurring revenue as Equinix's global platform becomes an increasing differentiator

REDWOOD CITY, Calif., Nov. 2, 2016 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today reported quarterly results for the quarter ended September 30, 2016. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

Third Quarter 2016 Results Summary

  Revenues from continuing operations
    $924.7 million, a 3% increase over the previous quarter
    Includes $39.7 million of revenues from Bit-isle
    Includes $107.3 million of revenues from Telecity
  Operating Income
    $169.9 million, a 12% increase over the previous quarter
  Adjusted EBITDA
    $420.0 million, a 45% adjusted EBITDA margin
    Includes $13.1 million of adjusted EBITDA from Bit-isle
    Includes $44.1 million of adjusted EBITDA from Telecity
    Includes $19.0 million of integration costs for acquisitions ($2.5 million incremental to prior guidance)
    Absorbs an incremental $5 million of cash-neutral U.S. GAAP adjustments related to Telecity
  Net Income from Continuing Operations
    $48.8 million
  AFFO
    $284.2 million, a 2% decrease from the previous quarter
    Includes $19.0 million of integration costs for acquisitions

2016 Annual Guidance Summary

  Revenues from continuing operations
    $3,609 million - $3,615 million, a 32.5% increase over the previous year; an organic and constant currency growth rate of greater than 14%
    Assumes $556 million in revenues from Bit-isle and Telecity
  Adjusted EBITDA
    $1,650 million - $1,656 million or a 45.8% adjusted EBITDA margin
    Includes approximately $250 million from Bit-isle and Telecity
    Assumes $59 million of integration costs for acquisitions ($4.0 million incremental to prior guidance)
    Absorbs incremental $10 million of primarily cash-neutral U.S. GAAP adjustments related to Telecity
  AFFO
    $1,059 million - $1,065 million, a 27.6% increase over the previous year
    Assumes a $64 million foreign currency loss related to the Telecity acquisition
    Assumes $59 million of integration costs for acquisitions

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Steve Smith, president and CEO, Equinix:

"We had a great third quarter, delivering record bookings with double-digit growth in the cloud, financial and enterprise segments," said Steve Smith, president and CEO of Equinix. "We continue to see growth in Fortune 500 new customers as multi-national enterprises re-architect to a cloud-delivered infrastructure to optimize performance. We remain focused on scaling and refining our go-to-market engine, directed at capturing this significant shift to the cloud, and delivering continued profitable growth."

Business Highlights

  Equinix continues to expand the scale and reach of its global platform with 18 announced expansion projects underway, and today Equinix announced:
    New expansions in Dallas, Dublin, Frankfurt, Helsinki and Zurich totaling more than $100 million of capital expenditures.
    The purchase of six acres of real estate adjacent to the Equinix Chicago area CH3 IBX which will be developed over time to expand Equinix's Elk Grove campus – a key location for cloud and financial customers.
  Equinix added 10 Fortune 500 customers in Q3 2016, including: Target, a leading retailer; J.B Hunt, a transportation company; and Aetna, a healthcare and insurance provider.  Equinix has now penetrated nearly one-third of the Fortune 500 and a quarter of Global 2000 companies.  Additional customer momentum from the quarter:
    Equinix recorded its second highest bookings quarter in the enterprise segment in Q3, as enterprises continue to re-architect their IT delivery to better interconnect people, locations, clouds and data.  Wins included one of the top three auto manufacturers that has selected Equinix to optimize their network topology and connect to Microsoft Azure via Equinix Cloud Exchange.
    The financial services vertical achieved record bookings, and key customer wins included: an expansion with PayPal, an important customer in the digital payments ecosystem that is interconnecting to business partners to improve performance and latency; and Lloyd's, which is deploying a cloud-based risk modeling platform for the insurance industry.
    The cloud and IT services vertical recorded its second best bookings quarter in Q3, with expansions from Amazon.com, Cisco Systems, Dell EMC, Marketo and others.  Equinix continues to enhance its value as the home of the interconnected cloud by increasing cloud density, making it easy for enterprises to find and consume cloud services from leading SaaS and IaaS partners, including AWS, Azure, IBM Softlayer, Google and Oracle.
    As companies seek to locate their infrastructure closer to the digital edge, Equinix customer deployments across all three regions (Americas, APAC, EMEA) represented 55% of total recurring revenue for the quarter.
  Additional business highlights announced in Q3 2016 included:
    Momentum for Equinix continues as a strategic partner for the submarine cable industry with its selection as the US cable landing station for the Monet Submarine Cable System , which is owned by Algar Telecom, Angola Cables, Antel and Google.  The Monet project links North and South America from points in Miami and São Paulo.  In addition to this most recent win, Equinix has been selected as an interconnection partner in 12 of the current submarine cable projects that are experiencing high growth driven primarily by exponential increases in cloud services and innovation in optical equipment.
    The ninth quarter in a row in which Equinix has added more than 5,000 cross-connects.  As more businesses adopt an IT architecture that enables direct interconnection with key partners and customers, Equinix now has more than 188,000 cross-connects between customers.
    The rollout of Equinix Internet Exchange in Helsinki, expanding coverage of this platform to 19 markets worldwide.
    The rollout of the Equinix Media Cloud Ecosystem for Entertainment (EMCEE™), an ecosystem of interconnected media and content providers, along with content delivery networks (CDNs) and cloud service providers, that optimizes content creation, global distribution and services across the entire media and entertainment (M&E) industry.  As digital disruption changes the way that content is created, enhanced, transported, stored and distributed, more than 500 content and media companies use EMCEE to peer with the industry's largest concentration of CDNs, multiple system operators (MSOs) and social media platforms.

Business Outlook

Equinix's guidance includes forecasted results for Telecity from January 15, 2016, Bit-isle for the full year of 2016 and incremental operating results relating to Equinix's purchase of its Paris campus from Digital Realty on August 1, 2016 for approximately $215.9 million. As previously announced, Equinix divested eight assets, seven from Telecity along with its London 2 asset ("LD2"), to obtain regulatory clearance for the Telecity transaction. Equinix completed these divestitures on July 5, 2016 for approximately $827.3 million. Equinix's guidance does not include the seven Telecity assets, which were treated as discontinued operations, but does assume six months, or $6.0 million in revenues, from LD2, which was under a different accounting treatment that required results to be reported as continuing operations until the sales were completed.

For the fourth quarter of 2016 -- Equinix expects revenues to range between $940 and $946 million, or a normalized and constant currency growth rate of 2.4% quarter over quarter. This guidance includes a negative foreign currency impact of $4 million when compared to the average FX rates in Q3 2016. Cash gross margins are expected to approximate 67%. Cash selling, general and administrative expenses are expected to range between $199 and $205 million. Adjusted EBITDA is expected to range between $429 and $435 million, which includes a $2 million negative foreign currency impact when compared to the average FX rates used in Q3 2016 and approximately $17 million in integration costs from the two acquisitions. Capital expenditures are expected to be approximately $273 million, which includes approximately $42 million of recurring capital expenditures and approximately $231 million of non-recurring capital expenditures.

For the full year of 2016 -- Total revenues are expected to range between $3,609 and $3,615 million, an organic and constant currency growth rate of 14.1% year over year. This guidance includes a negative foreign currency impact of $1 million when compared to prior guidance rates, and includes an expected $553 to $559 million in revenues from the Bit-isle and Telecity acquisitions. Net of FX, revenues are stepping up $10 million, the result of strong Q3 operating performance. Total year cash gross margins are expected to approximate 67%. Cash selling, general and administrative expenses are expected to range between $779 and $785 million. Adjusted EBITDA is expected to range between $1,650 and $1,656 million, an organic and constant currency growth rate of 17% year over year. This absorbs an incremental $4 million of integration costs, or approximately $59 million in integration costs for the full year, an incremental $10 million of primarily cash-neutral U.S. GAAP adjustments related to Telecity and minimal FX impact. This guidance also includes approximately $250 million in adjusted EBITDA from the Bit-isle and Telecity acquisitions. AFFO is expected to range between $1,059 and $1,065 million, including approximately $59 million of integration costs and the $64 million Q1 2016 foreign currency loss attributed to the Telecity acquisition. This $17 million AFFO increase has negligible foreign currency benefit when compared to prior guidance, and is the result of strong business performance and lower interest expense. Capital expenditures are expected to be approximately $1,000 million, including approximately $147 million of recurring capital expenditures and approximately $853 million of non-recurring capital expenditures.

The U.S. dollar exchange rates used for 2016 guidance, taking into consideration the impact of our foreign currency hedges, have been updated to $1.12 to the Euro, $1.42 to the Pound, S$1.37 to the U.S. dollar, ¥103.01 to the U.S. dollar and R3.23 to the U.S. dollar. The 2016 global revenue breakdown by currency for the Euro, Pound, Singapore Dollar, Japanese Yen and Brazilian Real is 19%, 10%, 8%, 7% and 3%, respectively.

Q3 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended September 30, 2016, along with its future outlook, in its quarterly conference call on Wednesday, November 2, 2016, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on Equinix's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-210-234-8004 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call, through Friday, February 3, 2017, by dialing 1-203-369-1392 and referencing the passcode 2016. In addition, the webcast will be available at www.equinix.com/investors. No password is required for the webcast.

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through Equinix's Investor Relations website at www.equinix.com/investors.

Additional Resources

  Q3 2016 financial earnings press release (PDF)
  Q3 2016 financial tables (PDF)

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most interconnected data centers. In 40 markets across five continents, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents income or loss from operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, acquisition costs and gains on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, acquisition costs and gains on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of an IBX center, and do not reflect its current or future cash spending levels to support its business. Its IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of an IBX center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional IBX centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to intangible assets, as it is not meaningful in evaluating Equinix's current or future operating performance; however, like depreciation, is an expense expected to recur in future periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense as it represents expense attributed to equity awards that have no current or future cash obligations. As such, Equinix, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Equinix also excludes gains on asset sales as it represents profit that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs Equinix incurs in connection with business combinations. Management believes items such as restructuring charges, impairment charges, acquisition costs and gains on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), which are non-GAAP financial measures commonly used in the REIT industry. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income (loss), excluding gains (losses) from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income (loss) from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and acquisition costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenue from installation fees, since installation fees are deferred and recognized ratably over the expected life of the installation, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. The adjustments for both installation revenue and straight-line rent expense are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gains (losses) on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX centers or other assets that are required to support current revenues. Equinix also excludes net income (loss) from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financials measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015

Recurring revenues	$ 877,494	$ 851,771	$ 646,721	$ 2,526,359	$ 1,883,069
Non-recurring revenues	47,182	48,739	39,928	142,983	112,336
Revenues	924,676	900,510	686,649	2,669,342	1,995,405

Cost of revenues	470,302	456,967	325,468	1,354,949	939,538
Gross profit	454,374	443,543	361,181	1,314,393	1,055,867

Operating expenses:
Sales and marketing	110,936	107,832	83,709	325,358	243,573
General and administrative	181,239	168,462	123,237	515,605	356,455
Impairment charges	7,698	-	-	7,698	-
Acquisition costs	12,505	15,594	13,352	64,635	24,374
Gains on asset sales	(27,945)	-	-	(33,187)	-
Total operating expenses	284,433	291,888	220,298	880,109	624,402

Income from continuing operations	169,941	151,655	140,883	434,284	431,465

Interest and other income (expense):
Interest income	762	841	934	2,528	2,375
Interest expense	(92,200)	(100,332)	(76,269)	(293,395)	(219,556)
Other income (expense)	2,938	1,555	(12,836)	(56,217)	(11,964)
Loss on debt extinguishment	(9,894)	(605)	-	(10,499)	-
Total interest and other, net	(98,394)	(98,541)	(88,171)	(357,583)	(229,145)

Income from continuing operations before income taxes	71,547	53,114	52,712	76,701	202,320

Income tax expense	(22,778)	(13,812)	(11,580)	(25,957)	(25,277)

Net income from continuing operations	48,769	39,302	41,132	50,744	177,043

Net income from discontinued operations, net of tax	2,681	5,409	-	14,306	-

Net income	$ 51,450	$ 44,711	$ 41,132	$ 65,050	$ 177,043

Net income per share:

Basic net income per share from continuing operations	$ 0.69	$ 0.56	$ 0.72	$ 0.73	$ 3.11
Basic net income per share from discontinued operations	0.04	0.08	-	0.21	-
Basic net income per share	$ 0.73	$ 0.64	$ 0.72	$ 0.94	$ 3.11

Diluted net income per share from continuing operations	$ 0.68	$ 0.56	$ 0.71	$ 0.72	$ 3.08
Diluted net income per share from discontinued operations	0.04	0.08	-	0.20	-
Diluted net income per share	$ 0.72	$ 0.64	$ 0.71	$ 0.92	$ 3.08

Shares used in computing basic net income per share	71,190	69,729	57,082	69,689	56,894

Shares used in computing diluted net income per share	71,908	70,364	57,708	70,389	57,521

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015

Net income	$ 51,450	$ 44,711	$ 41,132	$ 65,050	$ 177,043

Other comprehensive loss, net of tax:
Foreign currency translation adjustment ("CTA") loss	(32,603)	(298,361)	(72,677)	(215,065)	(149,546)
Unrealized gain (loss) on available-for-sale securities	1,487	1,199	(21)	2,382	99
Unrealized gain (loss) on cash flow hedges	(4,153)	14,726	3,309	3,789	(425)
Net investment hedge CTA gain (loss)	(34,721)	55,196	4,426	4,163	(5,963)
Net actuarial gain on defined benefit plans	7	8	124	21	266
Other comprehensive loss, net of tax:	(69,983)	(227,232)	(64,839)	(204,710)	(155,569)

Comprehensive income (loss), net of tax	(18,533)	(182,521)	(23,707)	(139,660)	21,474

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	September 30,	December 31,
	2016	2015

Cash and cash equivalents	$ 987,915	$ 2,228,838
Short-term investments	443	12,875
Accounts receivable, net	377,528	291,964
Current portion of restricted cash	25,305	479,417
Other current assets	172,370	212,929
Assets held for sale	96,923	33,257
Total current assets	1,660,484	3,259,280
Long-term investments	15,036	4,584
Property, plant and equipment, net	7,251,399	5,606,436
Goodwill	3,118,686	1,063,200
Intangible assets, net	803,260	224,565
Other assets	248,692	198,630
Total assets	$ 13,097,557	$ 10,356,695

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$ 534,602	$ 400,948
Accrued property, plant and equipment	185,683	103,107
Current portion of capital lease and other financing obligations	92,120	40,121
Current portion of mortgage and loans payable	518,985	770,236
Convertible debt	-	146,121
Other current liabilities	149,516	192,286
Liabilities held for sale	14,660	3,535
Total current liabilities	1,495,566	1,656,354
Capital lease and other financing obligations, less current portion	1,446,455	1,287,139
Mortgage and loans payable, less current portion	1,058,418	472,769
Senior notes	3,809,332	3,804,634
Other liabilities	664,076	390,413
Total liabilities	8,473,847	7,611,309

Common stock	72	62
Additional paid-in capital	7,371,024	4,838,444
Treasury stock	(147,617)	(7,373)
Accumulated dividends	(1,842,834)	(1,468,472)
Accumulated other comprehensive loss	(713,769)	(509,059)
Accumulated deficit	(43,166)	(108,216)
Total stockholders' equity	4,623,710	2,745,386
Total liabilities and stockholders' equity	$ 13,097,557	$ 10,356,695

Ending headcount by geographic region is as follows:

Americas headcount	2,472	2,329
EMEA headcount	2,051	1,188
Asia-Pacific headcount	1,411	1,525
Total headcount	5,934	5,042

EQUINIX, INC.
SUMMARY OF DEBT PRINCIPAL OUTSTANDING
(in thousands)
(unaudited)

	September 30,	December 31,
	2016	2015

Capital lease and other financing obligations	$ 1,538,575	$ 1,327,260

Term loan, net of debt discount and debt issuance costs	1,055,950	454,503
Brazil financings, net of debt issuance costs	1,585	26,668
Mortgage payable and other loans payable	519,868	436,212
Revolving credit facility borrowings	-	325,622
Plus: debt discount, debt issuance costs and premium, net	12,011	694
Total mortgage and loans payable principal	1,589,414	1,243,699

Senior notes, net of debt issuance costs	3,809,332	3,804,634
Plus: debt issuance costs	40,668	45,366
Total senior notes principal	3,850,000	3,850,000

Convertible debt, net of debt discount and debt issuance costs	-	146,121
Plus: debt discount and debt issuance costs	-	3,961
Total convertible debt principal	-	150,082

Total debt principal outstanding	$ 6,977,989	$ 6,571,041

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015

Cash flows from operating activities:
Net income	$ 51,450	$ 44,711	$ 41,132	$ 65,050	$ 177,043
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation, amortization and accretion	215,370	213,719	133,268	631,242	384,068
Stock-based compensation	42,346	39,323	33,969	115,730	98,575
Amortization of debt issuance costs and debt discounts	2,684	5,517	3,972	13,709	11,557
Loss on debt extinguishment	10,181	318	-	10,499	-
Impairment charges	7,698	-	-	7,698	-
Gains on asset sales	(27,945)	-	-	(33,187)	-
Gains on sale of discontinued operations	(4,242)	-	-	(4,242)	-
Other items	3,905	7,311	3,589	16,087	12,696
Changes in operating assets and liabilities:
Accounts receivable	(30,440)	(31,055)	(220)	(72,807)	(42,002)
Income taxes, net	24,776	4,901	(18,376)	1,021	(84,523)
Accounts payable and accrued expenses	(901)	29,592	25,926	(11,526)	75,219
Other assets and liabilities	39,290	(35,509)	(8,858)	(22,004)	27,042
Net cash provided by operating activities	334,172	278,828	214,402	717,270	659,675
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(2,123)	8,764	94,217	10,060	523,477
Business acquisitions, net of cash acquired	(165,901)	-	-	(1,767,528)	(10,247)
Purchases of real estate	-	(11,710)	-	(28,118)	(38,282)
Purchases of other property, plant and equipment	(279,477)	(249,867)	(216,046)	(727,044)	(587,508)
Proceeds from asset sales	805,372	-	-	828,197	-
Other investing activities	(21,851)	(117)	14,274	444,736	(493,371)
Net cash provided by (used in) investing activities	336,020	(252,930)	(107,555)	(1,239,697)	(605,931)
Cash flows from financing activities:
Proceeds from employee equity awards	16,504	1,335	13,290	34,143	29,855
Payment of dividend distributions	(127,457)	(121,858)	(98,041)	(374,151)	(291,009)
Proceeds from loans payable	9,154	-	-	710,404	490,000
Repayment of capital lease and other financing obligations	(55,528)	(12,103)	(6,576)	(100,863)	(20,213)
Repayment of mortgage and loans payable	(13,354)	(36,707)	(10,818)	(986,414)	(529,447)
Repayment of convertible debt	-	(51)	-	(51)	-
Debt extinguishment costs	(10,181)	-	-	(10,181)	-
Debt issuance costs	(11,709)	23	-	(11,751)	(617)
Other financing activities	1,465	(564)	732	1,465	1,663
Net cash used in financing activities	(191,106)	(169,925)	(101,413)	(737,399)	(319,768)
Effect of foreign currency exchange rates on cash and cash equivalents	4,313	18,540	(6,098)	22,658	(9,424)
Change in cash balances included in assets held for sale	21,356	(25,111)	-	(3,755)	-
Net increase (decrease) in cash and cash equivalents	504,755	(150,598)	(664)	(1,240,923)	(275,448)
Cash and cash equivalents at beginning of period	483,160	633,758	336,133	2,228,838	610,917
Cash and cash equivalents at end of period	$ 987,915	$ 483,160	$ 335,469	$ 987,915	$ 335,469

Supplemental cash flow information:
Cash paid (refunded) for taxes	$ (73)	$ 12,361	$ 28,333	$ 31,503	$ 103,137
Cash paid for interest	$ 111,094	$ 85,897	$ 68,568	$ 271,530	$ 164,367

Free cash flow (1)	$ 672,315	$ 17,134	$ 12,630	$ (532,487)	$ (469,733)

Adjusted free cash flow (2)	$ 839,681	$ 28,280	$ 34,035	$ 1,264,624	$ (352,462)

(1)

We define free cash flow as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$ 334,172	$ 278,828	$ 214,402	$ 717,270	$ 659,675
Net cash used in investing activities as presented above	336,020	(252,930)	(107,555)	(1,239,697)	(605,931)
Purchases, sales and maturities of investments, net	2,123	(8,764)	(94,217)	(10,060)	(523,477)
Free cash flow (negative free cash flow)	$ 672,315	$ 17,134	$ 12,630	$ (532,487)	$ (469,733)

(2)

We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases of real estate, acquisitions, any excess tax benefits from employee equity awards, cash paid for taxes associated with reclassifying our assets for tax purposes triggered by our conversion into a real estate investment trust ("REIT") and costs related to the REIT conversion, as presented below:

Free cash flow (as defined above)	$ 672,315	$ 17,134	$ 12,630	$ (532,487)	$ (469,733)
Less business acquisitions, net of cash	165,901	-	-	1,767,528	10,247
Less purchases of real estate	-	11,710	-	28,118	38,282
Less excess tax benefits from employee equity awards	1,465	(564)	732	1,465	1,663
Less cash paid for taxes resulting from the REIT conversion	-	-	20,033	-	65,146
Less costs related to the REIT conversion	-	-	640	-	1,933
Adjusted free cash flow	$ 839,681	$ 28,280	$ 34,035	$ 1,264,624	$ (352,462)

We categorize our cash paid for taxes into cash paid for taxes resulting from the REIT conversion (as defined above) and other cash taxes paid.

Cash paid for taxes resulting from the REIT conversion	$ -	$ -	$ 20,033	$ -	$ 65,146
Other cash taxes paid	(73)	12,361	8,300	31,503	37,991
Total cash paid for taxes	$ (73)	$ 12,361	$ 28,333	$ 31,503	$ 103,137

EQUINIX, INC.
NON-GAAP MEASURES AND OTHER SUPPLEMENTAL DATA
(in thousands)
(unaudited)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2016	2016	2015	2016	2015

Recurring revenues		$ 877,494	$ 851,771	$ 646,721	$ 2,526,359	$ 1,883,069
Non-recurring revenues		47,182	48,739	39,928	142,983	112,336
	Revenues (1)	924,676	900,510	686,649	2,669,342	1,995,405

Cash cost of revenues (2)		304,821	292,033	211,617	867,954	608,483
	Cash gross profit (3)	619,855	608,477	475,032	1,801,388	1,386,922

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	79,515	78,071	68,323	237,278	197,201
	Cash general and administrative expenses (6)	120,298	110,115	85,237	343,127	251,239
	Total cash operating expenses (7)	199,813	188,186	153,560	580,405	448,440

Adjusted EBITDA (8)		$ 420,042	$ 420,291	$ 321,472	$ 1,220,983	$ 938,482

Cash gross margins (9)		67%	68%	69%	67%	70%

Adjusted EBITDA margins (10)		45%	47%	47%	46%	47%

Adjusted EBITDA flow-through rate (11)		(1%)	70%	48%	43%	65%

FFO (12)		$ 187,831	$ 201,515	$ 151,197	$ 505,221	$ 497,755

AFFO (13) (14)		$ 284,179	$ 290,529	$ 210,361	$ 784,554	$ 653,505

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$ 295,927	$ 289,578	$ 268,156	$ 867,826	$ 789,022
	Interconnection	92,803	89,860	79,902	268,599	232,090
	Managed infrastructure	14,830	13,255	11,788	39,255	37,920
	Other	902	786	841	2,417	2,314
	Recurring revenues	404,462	393,479	360,687	1,178,097	1,061,346
	Non-recurring revenues	20,680	19,992	21,943	64,910	56,700
	Revenues	425,142	413,471	382,630	1,243,007	1,118,046

	EMEA Revenues:

	Colocation	244,420	240,421	143,721	699,019	415,938
	Interconnection	21,464	22,425	15,227	63,589	41,715
	Managed infrastructure	16,359	15,391	5,875	50,310	17,577
	Other	3,947	3,573	1,333	8,463	4,413
	Recurring revenues	286,190	281,810	166,156	821,381	479,643
	Non-recurring revenues	15,060	18,799	11,407	48,334	36,510
	Revenues	301,250	300,609	177,563	869,715	516,153

	Asia-Pacific Revenues:

	Colocation	140,194	132,670	99,775	396,258	284,847
	Interconnection	21,222	19,955	15,439	59,495	43,082
	Managed infrastructure	21,797	20,078	4,664	60,132	14,151
	Other	3,629	3,779	-	10,996	-
	Recurring revenues	186,842	176,482	119,878	526,881	342,080
	Non-recurring revenues	11,442	9,948	6,578	29,739	19,126
	Revenues	198,284	186,430	126,456	556,620	361,206

	Worldwide Revenues:

	Colocation	680,541	662,669	511,652	1,963,103	1,489,807
	Interconnection	135,489	132,240	110,568	391,683	316,887
	Managed infrastructure	52,986	48,724	22,327	149,697	69,648
	Other	8,478	8,138	2,174	21,876	6,727
	Recurring revenues	877,494	851,771	646,721	2,526,359	1,883,069
	Non-recurring revenues	47,182	48,739	39,928	142,983	112,336
	Revenues	$ 924,676	$ 900,510	$ 686,649	$ 2,669,342	$ 1,995,405

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based
	compensation as presented below:

	Cost of revenues	$ 470,302	$ 456,967	$ 325,468	$ 1,354,949	$ 939,538
	Depreciation, amortization and accretion expense	(162,165)	(161,493)	(111,337)	(477,241)	(323,684)
	Stock-based compensation expense	(3,316)	(3,441)	(2,514)	(9,754)	(7,371)
	Cash cost of revenues	$ 304,821	$ 292,033	$ 211,617	$ 867,954	$ 608,483

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$ 114,934	$ 109,296	$ 105,864	$ 333,250	$ 303,275
	EMEA cash cost of revenues	116,587	114,950	64,443	333,046	185,368
	Asia-Pacific cash cost of revenues	73,300	67,787	41,310	201,658	119,840
	Cash cost of revenues	$ 304,821	$ 292,033	$ 211,617	$ 867,954	$ 608,483

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)	We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation and
	acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or
	"cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation,
	amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$ 110,936	$ 107,832	$ 83,709	$ 325,358	$ 243,573
	Depreciation and amortization expense	(19,719)	(19,047)	(6,213)	(55,893)	(18,566)
	Stock-based compensation expense	(11,702)	(10,714)	(9,173)	(32,187)	(27,806)
	Cash sales and marketing expenses	$ 79,515	$ 78,071	$ 68,323	$ 237,278	$ 197,201

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation,
	amortization and stock-based compensation as presented below:

	General and administrative expenses	$ 181,239	$ 168,462	$ 123,237	$ 515,605	$ 356,455
	Depreciation and amortization expense	(33,486)	(33,179)	(15,718)	(98,108)	(41,818)
	Stock-based compensation expense	(27,455)	(25,168)	(22,282)	(74,370)	(63,398)
	Cash general and administrative expenses	$ 120,298	$ 110,115	$ 85,237	$ 343,127	$ 251,239

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$ 79,515	$ 78,071	$ 68,323	$ 237,278	$ 197,201
	Cash general and administrative expenses	120,298	110,115	85,237	343,127	251,239
	Cash SG&A	$ 199,813	$ 188,186	$ 153,560	$ 580,405	$ 448,440

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$ 108,077	$ 109,147	$ 102,596	$ 328,138	$ 296,981
	EMEA cash SG&A	63,195	52,204	31,717	170,257	93,818
	Asia-Pacific cash SG&A	28,541	26,835	19,247	82,010	57,641
	Cash SG&A	$ 199,813	$ 188,186	$ 153,560	$ 580,405	$ 448,440

(8)	We define adjusted EBITDA as income from continuing operations plus depreciation, amortization, accretion, stock-based
	compensation expense, impairment charges, acquisition costs and gains on asset sales as presented below:

	Income from continuing operations	$ 169,941	$ 151,655	$ 140,883	$ 434,284	$ 431,465
	Depreciation, amortization and accretion expense	215,370	213,719	133,268	631,242	384,068
	Stock-based compensation expense	42,473	39,323	33,969	116,311	98,575
	Impairment charges	7,698	-	-	7,698	-
	Acquisition costs	12,505	15,594	13,352	64,635	24,374
	Gains on asset sales	(27,945)	-	-	(33,187)	-
	Adjusted EBITDA	$ 420,042	$ 420,291	$ 321,472	$ 1,220,983	$ 938,482

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from continuing operations	$ 89,004	$ 87,100	$ 81,914	$ 264,643	$ 241,033
	Americas depreciation, amortization and accretion expense	82,204	78,874	70,118	237,798	205,621
	Americas stock-based compensation expense	29,309	27,790	25,810	81,428	75,184
	Americas acquisition costs	1,614	1,264	(3,672)	2,992	(4,048)
	Americas gains on asset sales	-	-	-	(5,242)	-
	Americas adjusted EBITDA	202,131	195,028	174,170	581,619	517,790

	EMEA income from continuing operations	51,829	29,096	29,865	73,506	111,516
	EMEA depreciation, amortization and accretion expense	78,555	82,929	33,055	237,972	87,574
	EMEA stock-based compensation expense	8,138	7,060	4,338	21,433	12,342
	EMEA acquisition costs	10,891	14,370	14,145	61,446	25,535
	EMEA gains on asset sales	(27,945)	-	-	(27,945)	-
	EMEA adjusted EBITDA	121,468	133,455	81,403	366,412	236,967

	Asia-Pacific income from continuing operations	29,108	35,459	29,104	96,135	78,916
	Asia-Pacific depreciation, amortization and accretion expense	54,611	51,916	30,095	155,472	90,873
	Asia-Pacific stock-based compensation expense	5,026	4,473	3,821	13,450	11,049
	Asia-Pacific impairment charges	7,698	-	-	7,698	-
	Asia-Pacific acquisition costs	-	(40)	2,879	197	2,887
	Asia-Pacific adjusted EBITDA	96,443	91,808	65,899	272,952	183,725

	Adjusted EBITDA	$ 420,042	$ 420,291	$ 321,472	$ 1,220,983	$ 938,482

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	73%	74%	72%	73%	73%

	EMEA cash gross margins	61%	62%	64%	62%	64%

	Asia-Pacific cash gross margins	63%	64%	67%	64%	67%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	48%	47%	46%	47%	46%

	EMEA adjusted EBITDA margins	40%	44%	46%	42%	46%

	Asia-Pacific adjusted EBITDA margins	49%	49%	52%	49%	51%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental
	revenue growth as follows:

	Adjusted EBITDA - current period	$ 420,042	$ 420,291	$ 321,472	$ 1,220,983	$ 938,482
	Less adjusted EBITDA - prior period	(420,291)	(380,650)	(311,262)	(965,879)	(853,503)
	Adjusted EBITDA growth	$ (249)	$ 39,641	$ 10,210	$ 255,104	$ 84,979

	Revenues - current period	$ 924,676	$ 900,510	$ 686,649	$ 2,669,342	$ 1,995,405
	Less revenues - prior period	(900,510)	(844,156)	(665,582)	(2,082,693)	(1,863,723)
	Revenue growth	$ 24,166	$ 56,354	$ 21,067	$ 586,649	$ 131,682

	Adjusted EBITDA flow-through rate	(1%)	70%	48%	43%	65%

(12)

FFO is defined as net income (loss), excluding gains (losses) from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$ 51,450	$ 44,711	$ 41,132	$ 65,050	$ 177,043
	Adjustments:
	Real estate depreciation and amortization	159,788	158,727	109,856	469,510	319,825
	(Gain)/loss on disposition of real estate property	(23,436)	(1,951)	182	(29,424)	803
	Adjustments for FFO from unconsolidated joint ventures	29	28	27	85	84
	FFO	$ 187,831	$ 201,515	$ 151,197	$ 505,221	$ 497,755

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, net income from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO	$ 187,831	$ 201,515	$ 151,197	$ 505,221	$ 497,755
	Adjustments:
	Installation revenue adjustment	4,612	7,407	8,527	15,373	29,655
	Straight-line rent expense adjustment	2,686	1,895	1,251	5,714	6,469
	Amortization of deferred financing costs	2,687	5,243	3,934	13,438	11,640
	Stock-based compensation expense	42,474	39,323	33,969	116,312	98,575
	Non-real estate depreciation expense	22,108	21,021	15,946	64,516	42,244
	Amortization expense	32,929	32,303	6,601	93,384	19,346
	Accretion expense	545	1,668	865	3,832	2,653
	Recurring capital expenditures	(41,600)	(31,928)	(25,910)	(105,343)	(75,613)
	Loss on debt extinguishment	9,894	605	-	10,499	-
	Acquisition costs	12,505	15,594	13,352	64,635	24,374
	Impairment charges	7,698	-	-	7,698	-
	Income tax expense adjustment	2,501	1,301	643	3,612	(3,549)
	Net income from discontinued operations, net of tax	(2,681)	(5,409)	-	(14,306)	-
	Adjustments for AFFO from unconsolidated joint ventures	(10)	(9)	(14)	(31)	(44)
	AFFO	$ 284,179	$ 290,529	$ 210,361	$ 784,554	$ 653,505

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$ 420,042	$ 420,291	$ 321,472	$ 1,220,983	$ 938,482
	Adjustments:
	Interest expense, net of interest income	(91,437)	(99,491)	(75,335)	(290,866)	(217,181)
	Amortization of deferred financing costs	2,687	5,243	3,934	13,438	11,640
	Income tax (benefit) expense	(22,778)	(13,812)	(11,580)	(25,957)	(25,277)
	Income tax expense adjustment	2,501	1,301	643	3,612	(3,549)
	Straight-line rent expense adjustment	2,686	1,895	1,251	5,714	6,469
	Installation revenue adjustment	4,612	7,407	8,527	15,373	29,655
	Recurring capital expenditures	(41,600)	(31,928)	(25,910)	(105,343)	(75,613)
	Other (income)/expense	2,938	1,555	(12,836)	(56,217)	(11,964)
	Gain/loss on disposition of depreciable real estate property	(23,436)	(1,951)	182	(29,424)	803
	Adjustments for unconsolidated JVs' and non-controlling interests	19	19	13	54	40
	Adjustment for gain on sale of asset	27,945	-	-	33,187	-
	AFFO	$ 284,179	$ 290,529	$ 210,361	$ 784,554	$ 653,505

CONTACT: Equinix Investor Relations Contacts: Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com; Michelle Lindeman, Equinix, Inc., (650) 598-6361, mlindeman@equinix.com; Equinix Media Contact: Paul Thomas, Equinix, Inc., (650) 598-6442, pthomas@equinix.com